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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2001, except for Note 8, as to which the date is April 27, 2001, in the Registration Statement and related Prospectus of Auto-Q International, Inc.







                                          /s/ Mahoney Cohen & Company, CPA, P.C.


New York, New York
July 3, 2001